EXHIBIT 99.10

                           MASTER SERVICING AGREEMENT

                                     between

                           CENTRE CAPITAL GROUP, INC.,

                                      OWNER

                                       and

                          COUNTRYWIDE HOME LOANS, INC.,

                                    SERVICER

                           Dated as of March 17, 2000

                    Fixed and Adjustable Rate Mortgage Loans

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

      OWNER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01   Contract for Servicing; Possession of Servicing Files...................   12
Section 2.02   Books and Records.......................................................   12
Section 2.03   Commencement of Servicing Responsibilities..............................   13
Section 2.04   Custodial Agreement.....................................................   13

                                   ARTICLE III

                         SERVICING OF THE MORTGAGE LOANS

Section 3.01   Servicer to Service.....................................................   14
Section 3.02   Liquidation of Mortgage Loans...........................................   15
Section 3.03   Collection of Mortgage Loan Payments....................................   16
Section 3.04   Establishment of and Deposits to Custodial Account......................   16
Section 3.05   Permitted Withdrawals From Custodial Account............................   17
Section 3.06   Establishment of and Deposits to Escrow Account.........................   18
Section 3.07   Permitted Withdrawals From Escrow Account...............................   19
Section 3.08   Notification of Adjustments.............................................   20
Section 3.09   Completion and Recordation of Assignment of Mortgage....................   20
Section 3.10   Protection of Accounts..................................................   20
Section 3.11   Payment of Taxes, Insurance and Other Charges...........................   21
Section 3.12   Maintenance of Hazard Insurance.........................................   21
Section 3.13   Maintenance of Mortgage Blanket Insurance...............................   23
Section 3.14   Maintenance of Fidelity Bond and Errors and Omissions Insurance.........   23
Section 3.15   Inspections.............................................................   24
Section 3.16   Restoration of Mortgaged Property.......................................   24
Section 3.17   Maintenance of PMI Policy; Claims.......................................   25
Section 3.18   Title, Management and Disposition of REO Property.......................   25
Section 3.19   Real Estate Owned Reports...............................................   27
Section 3.20   Liquidation Reports.....................................................   27
Section 3.21   Reports of Foreclosures and Abandonments of Mortgaged Property..........   27
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Section 3.22   PMI Obligations.........................................................   27

                                   ARTICLE IV

                                PAYMENTS TO OWNER

Section 4.01   Remittances.............................................................   28
Section 4.02   Statements to Owner.....................................................   28
Section 4.03   Monthly Advances by Servicer............................................   29
Section 4.04   Due Dates Other Than the First of the Month.............................   29

                                    ARTICLE V

                          GENERAL SERVICING PROCEDURES

Section 5.01   Servicing Compensation..................................................   30
Section 5.02   Transfers of Mortgaged Property.........................................   30
Section 5.03   Right to Examine Servicer Records.......................................   31
Section 5.04   Servicing Tape..........................................................   31
Section 5.05   Satisfaction of Mortgages and Release of Mortgage Files.................   31
Section 5.06   Annual Independent Public Accountants' Servicing Report.................   32

                                   ARTICLE VI

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01   Representations, Warranties and Agreements of the Servicer..............   33
Section 6.02   Remedies for Breach of Representations and Warranties of the Servicer...   34
Section 6.03   Representations and Warranties of the Owner.............................   35
Section 6.04   Remedies for Breach of Representations and Warranties of the Owner......   37

                                   ARTICLE VII

                   WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

Section 7.01   Removal of Mortgage Loans from Inclusion Under this Agreement
                Upon a Pass-Through Transfer or a Whole Loan Transfer on One or
                More Reconstitution Dates..............................................   38
Section 7.02   Owner's Repurchase and Indemnification Obligations......................   40
Section 7.03   Indemnification; Third Party Claims.....................................   41
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                                  ARTICLE VIII

                                  THE SERVICER

Section 8.01   Merger or Consolidation of the Servicer.................................   43
Section 8.02   Limitation on Liability of the Servicer and Others......................   43
Section 8.03   Limitation on Resignation and Assignment by Servicer....................   43

                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination for Cause...................................................   45
Section 9.02   Termination Without Cause...............................................   46

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Successor to the Servicer...............................................   48
Section 10.02  Closing.................................................................   49
Section 10.03  Closing Documents.......................................................   50
Section 10.04  Appointment and Designation of Master Servicer..........................   51
Section 10.05  Costs...................................................................   51
Section 10.06  Protection of Confidential Information..................................   51
Section 10.07  Notices.................................................................   51
Section 10.08  Severability Clause.....................................................   52
Section 10.09  No Personal Solicitation................................................   52
Section 10.10  Counterparts............................................................   52
Section 10.11  Place of Delivery and Governing Law.....................................   52
Section 10.12  Further Agreements......................................................   53
Section 10.13  Intention of the Parties................................................   53
Section 10.14  Successors and Assigns; Assignment of Agreement.........................   53
Section 10.15  Waivers.................................................................   53
Section 10.16  Exhibits................................................................   53
Section 10.17  General Interpretive Principles.........................................   53
Section 10.18  Reproduction of Documents...............................................   54
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                                    EXHIBITS

EXHIBIT A      MORTGAGE LOAN SCHEDULE
EXHIBIT B      FORM OF ACKNOWLEDGMENT AGREEMENT
EXHIBIT C      CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT D      ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT E-1    OFFICER'S CERTIFICATE FOR CLOSING
EXHIBIT E-2    OFFICER'S CERTIFICATE FOR SUBSEQUENT CLOSINGS
EXHIBIT F      CUSTODIAL AGREEMENT
EXHIBIT G      FORM OF OPINION OF COUNSEL OF THE SERVICER
EXHIBIT H      INTENTIONALLY OMITTED
EXHIBIT I      FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT J      FORM OF ASSIGNMENT AND ASSUMPTION

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                           MASTER SERVICING AGREEMENT

                This is a Master Servicing Agreement (the "Agreement"), dated as of March 17, 2000, by and between Centre Capital Group, Inc., having an office at 200 Pringle Avenue, Suite 500, Walnut Creek, CA 94596 (the "Owner") and Countrywide Home Loans, Inc., having an office at 4500 Park Granada, Calabasas, CA 91302 (the "Servicer")

                               W I T N E S S E T H

                WHEREAS, the Owner has acquired certain first lien fixed and adjustable rate conventional mortgage loans on a servicing-retained basis (the "Mortgage Loans") originated or acquired by the Servicer;

                WHEREAS, the Owner desires to contract with the Servicer, from time to time, for the servicing responsibilities associated with the Mortgage Loans and the Servicer desires to assume the servicing responsibilities to such Mortgage Loans, from time to time, and the parties desire to provide the terms and conditions of such servicing by the Servicer; and

                WHEREAS, the Owner desires to sell some or all of the Mortgage Loans from time to time (a) to one or more third party purchasers in one or more whole loan pools (each a "Whole Loan Transfer"); or (b) directly or indirectly, to certain trusts to be formed as part of publicly-issued or privately placed, rated or unrated, mortgage pass-through transactions (each a "Pass-Through Transfer"), in any or all cases (subject to the terms of this Agreement) retaining the Servicer to service the Mortgage Loans.

                NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and Servicer hereby agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

                The following terms are defined as follows (except as otherwise agreed in writing by the parties):

                Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the similar type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

                Acknowledgment Agreement: The document, substantially in the form of Exhibit B, to be executed by the Owner and the Servicer on or prior to each Closing Date which document shall amend the Mortgage Loan Schedule attached as Exhibit A hereto to reflect the addition of Mortgage Loans to such Exhibit A and which document reflects the addition of Mortgage Loans which are subject to the terms and conditions of this Agreement.

                Agreement: This Master Servicing Agreement and all amendments hereof and supplements hereto for the servicing and administering of the Mortgage Loans.

                Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, prepayment penalties, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Servicer shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

                ARM Mortgage Loan: A Mortgage Loan pursuant to which the interest rate shall be adjusted from time to time in accordance with the related Mortgage Note.

                Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

                Best Efforts: Efforts determined to be reasonably diligent by the Owner or Servicer, as the case may be, in its sole discretion. Such efforts do not require the Owner or Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Owner or Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

                BIF: The Bank Insurance Fund, or any successor thereto.

                Business Day: Any day other than (i) a Saturday or Sunday, or
(ii) a federal holiday.

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                CCGI: Centre Capital Group, Inc.

                Closing Dates: The date or dates stated in the related Acknowledgment Agreement, on which the Owner from time to time shall contract with the Servicer for, and Servicer shall assume the servicing responsibilities for, the Mortgage Loans on the related Mortgage Loan Schedule.

                Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

                Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.04.

                Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan documents, which is annexed hereto as Exhibit F.

                Custodian: The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

                Cut-off Date: With respect to each Mortgage Loan, the date set forth in the related Mortgage Loan Schedule.

                Determination Date: The fifteenth (15th) day of the calendar month of the related Remittance Date (or if such day is not a Business Day, the Business Day immediately preceding such day).

                Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                Due Period: With respect to each Remittance Date, the period commencing on the first day of the month preceding the month of the Remittance Date and ending in the last day of the month preceding the Remittance Date.

                Duff & Phelps: Duff & Phelps Credit Rating Co. or any successor thereto.

                Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, Freddie Mac senior debt obligations,

                                      -3-
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and Fannie Mae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                (b) Federal Housing Administration debentures; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency;

                (c) Freddie Mac participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

                (d) Consolidated senior debt obligations of any Federal Home Loan Bank;

                (e) Fannie Mae mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

                (f) Federal funds, certificates of deposit time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1 or better by Fitch, A-1 or better by Standard & Poor's and P-1 by Moody's;

                (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by each of Standard & Poor's and Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

                (h)     Investment agreements provided:

                        (i) The agreement is with a bank or insurance company which has unsecured, uninsured and unguaranteed senior debt obligations rated Aa2 or better by Moody's and AA or better by each of Standard & Poor's and Fitch, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed senior debt obligation meeting such rating requirements;

                        (ii) Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date);

                        (iii) The agreement is not subordinated to any other obligations of such insurance company or bank;

                        (iv) The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement; and

                        (v) The Owner receives an opinion of counsel (at the expense of the party requesting the investment) that such agreement is an enforceable obligation of such insurance company or bank.

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                (i)     Repurchase agreements collateralized by securities
described in (a), (c), or (e) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's, A-1 or AA, respectively, or better by Standard & Poor's and A-1 or AA, respectively, or better by Fitch, provided:

                        (i) A master repurchase agreement or specific written repurchase agreement governs the transaction;

                        (ii) The securities are held free and clear of any lien by the Owner or an independent third party acting solely as agent for the Owner, and such third party is (a) a Federal Reserve Bank or (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, and the Owner shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Owner;

                        (iii) A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq., in such securities is created for the benefit of the Owner;

                        (iv) The repurchase agreement has a term of thirty days or less and the Owner will value the collateral securities no less frequently than monthly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation; and

                        (v) The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%;

                (j) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of each Rating Agency;

                (k) Investments in no load money market funds registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act and rated Aaa by Moody's, AAAm or AAAm-G by Standard & Poor's and AAA, if rated by Fitch; and

                (l) such other investments bearing interest or sold at a discount approved in writing by the Owner in its sole discretion provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further that

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all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

                Notwithstanding anything herein to the contrary, with respect to Mortgage Loans subject to a Whole Loan Transfer or a Pass-Through Transfer, in the event that the applicable Reconstitution Agreement has a more limiting definition of "Eligible Investments", then the definition contained in such Reconstitution Agreement shall apply to such Mortgage Loans.

                Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 3.14.

                Escrow Account: The separate account or accounts operated and maintained pursuant to Section 3.05.

                Escrow Mortgage Loans: The Mortgage Loans for which the Servicer has established an Escrow Account for items constituting Escrow Payments.

                Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage blanket insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

                Event of Default: Any event set forth in Section 9.01.

                Fannie Mae: Fannie Mae, or any successor thereto.

                Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

                FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to the Section 3.14.

                First Remittance Date: With respect to each Mortgage Loan, the 18th day of the month following the month in which the related Closing Date occurs, or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day.

                Fitch: Fitch IBCA, Inc. or any successor thereto.

                Freddie Mac: Freddie Mac, or any successor thereto.

                Index: With respect to each ARM Mortgage Loan and with respect to each related interest rate adjustment date, the index as specified in the related Mortgage Note.

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                Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

                Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment, adjusted to the Mortgage Loan Remittance Rate) which was due on the Mortgage Loan, and (i) which was delinquent at the close of business on the immediately preceding Determination Date, and (ii) which was not the subject of a previous Monthly Advance.

                Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

                Monthly Remittance Advice: The monthly report required to be furnished by Servicer to Owner pursuant to Section 4.02.

                Moody's: Moody's Investors Service, Inc. or any successor thereto.

                Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

                Mortgage Blanket Insurance Policy: A mortgage blanket hazard insurance policy as described in Section 3.13.

                Mortgage File: The items pertaining to a particular Mortgage Loan held by the Custodian, and any additional documents required to be delivered to the Custodian pursuant to this Agreement.

                Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note. With respect to ARM Mortgage Loans, the Mortgage Interest Rate shall be adjusted from time to time in accordance with the provisions of the Mortgage Note.

                Mortgage Loan: An individual servicing retained Mortgage Loan which is the subject of this Agreement, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

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                  Mortgage Loan Schedule: The schedule of certain Mortgage Loans setting forth information with respect to such Mortgage Loans, which schedule supplements this Agreement and becomes part of Exhibit A hereof on the related Closing Date to reflect the addition of such Mortgage Loan to the terms of this Agreement.

                Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

                Mortgagor: The obligor on a Mortgage Note.

                Non-Escrow Mortgage Loan: Any Mortgage Loan which is not an Escrow Mortgage Loan.

                Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Owner or Servicer, as applicable, and delivered as required by this Agreement.

                Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

                Originator: The originator of the related Mortgage Loan.

                Owner: Centre Capital Group, Inc., or its successors in interest and assigns.

                Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to (i) a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, or
(ii) to Fannie Mae, Freddie Mac or GNMA on a negotiated basis, in each case, retaining the Servicer as "servicer" (with or without a master servicer) thereunder.

                Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

                PMI Policy: A policy of primary mortgage guaranty insurance issued by United Guaranty Corporation acceptable to the Owner in its sole discretion.

                Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such related Principal Prepayment Period, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

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                Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

                Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

                Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor's.

                Rating Agency: Any of Fitch, Moody's, Standard & Poor's, Duff & Phelps or their respective successors designed by the Owner.

                Reconstitution Agreements: The agreement or agreements entered into by the Owner, the Servicer, and certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as set forth in
Section 7.01, including, but not limited to, a pooling and servicing agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans and shall provide for servicing compensation to the Servicer (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), at least equal to the Servicing Fee and Ancillary Income due the Servicer in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement, whichever is greater. The form of relevant Reconstitution Agreement to be entered into by the Owner and/or master servicer or trustee and the Servicer with respect to Pass-Through Transfers and/or Whole Loan Transfers shall be reasonably satisfactory in form and substance to the Owner and the Servicer (giving due regard to any rating or master servicing requirements) and servicing provisions contained therein shall be substantially similar to those contained in this Agreement and shall not contain any obligations materially more onerous than those contained herein that materially increase the expenses or obligations of the Servicer, unless otherwise mutually agreed by the parties.

                Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer or a Whole Loan Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

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                Remittance Date: The remittance date shall be the 18th day of each calendar month (or if such 18th day is not a Business Day, the first Business Day immediately following).

                REO Disposition: The final sale by the Servicer of any REO Property.

                REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.18.

                REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 3.18.

                Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate, in each case from the date on which interest has last been paid and distributed to the Owner to the date of repurchase, less amounts received, if any, plus amounts advanced, if any, by any servicer, in respect of such repurchased Mortgage Loan.

                SAIF: The Savings Association Insurance Fund, or any successor thereto.

                Servicer: Countrywide Home Loans, Inc., or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

                Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration, inspection and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures,
(c) the management and liquidation of any REO Property, and (d) compliance with the obligations under Section 3.01, 3.02, 3.03, 3.04, 3.07, 3.12, 3.13, 3.16 and
3.18.

                Servicing Fee: With respect to each Mortgage Loan that has not been removed from this Agreement as part of a Pass-Through Transfer or a Whole Loan Transfer and with respect to each Mortgage Loan that has been removed from this agreement as part of a Pass-Through Transfer or a Whole Loan Transfer and subsequently repurchased by the Owner pursuant to Section 7.02 hereof and again becoming subject to this Agreement, the monthly amount of the annual fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.

                Servicing Fee Rate: With respect to all Mortgage Loans, a rate equal to 0.25% per annum.

                Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Owner by the Servicer.

                Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

                Standard & Poor's: Standard and Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. or any successor thereto.

                Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a seller's warranties and servicing agreement or a participation and servicing agreement, retaining the Servicer as "servicer" thereunder.

                                   ARTICLE II

               OWNER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
                                RESPONSIBILITIES

                Section 2.01 Contract for Servicing; Possession of Servicing Files.

                From time to time, the Owner, by execution and delivery of the related Acknowledgment Agreement, in the form attached hereto as Exhibit B, and the related Mortgage Loan Schedule, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. The Servicer has in its possession the Servicing Files with respect to the Mortgage Loans listed on the related Mortgage Loan Schedule and the Servicer shall hold the Servicing Files in trust for the Owner pursuant to this Agreement. Each Servicing File shall be held by the Servicer in order to service the Mortgage Loans pursuant to this Agreement and are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof. The Servicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Owner for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Owner and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Servicer at the will of the Owner in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Owner. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

                Section 2.02  Books and Records.

                Record title to each Mortgage and the related Mortgage Note shall remain in the name of (i) the Owner, (ii) the Servicer or (iii) in the name as the Owner shall designate. The Servicer shall prepare and record any Assignments of Mortgage required pursuant to this Section 2.02. CCGI shall pay all necessary fees associated with the initial preparation, endorsement, and recording of the Assignments of Mortgage. The Owner shall pay for any fee associated with the preparation, endorsement, or recording of any subsequent Assignments of Mortgage. Additionally, the Servicer shall prepare and execute, at the direction of the Owner, any note endorsements in connection with any and all Reconstitution Agreements. All rights arising out of the Mortgage Loans shall be vested in the Owner. All funds, other than Servicing Fees and other amounts owed to the Servicer, received on or in connection with a Mortgage Loan shall be received and held by the Servicer in trust for the benefit of the Owner as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

                Section 2.03  Commencement of Servicing Responsibilities.

                On each Closing Date, the Owner shall appoint the Servicer to perform, and the Servicer shall assume and accept such appointment for, all servicing responsibilities for the related Mortgage Loans on the related Mortgage Loan Schedule. Prior to each Closing Date, the Servicer shall have serviced the related Mortgage Loans in accordance with Accepted Servicing Practices from the date of origination of the related Mortgage Loans to the related Closing Date.

                Section 2.04  Custodial Agreement.

                On or prior to each Closing Date, the Custodian shall have certified its receipt of all such Mortgage Loan documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. CCGI shall be responsible for, as and when due, (i) any and all initial document review fees, (ii) initial and final certification fees and recertification fees, and (iii) any costs associated with correcting any deficiencies identified in connection with such review(s). The Servicer shall be responsible for, as and when due, (x) any and all annual and warehousing fees of the Custodian, (y) any and all termination fees in the event the Custodian is terminated by the Servicer, and (z) any and all fees due in connection with the deposit or retrieval of a Mortgage Loan document or documents.

                The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation. In the event the Servicer cannot provide a copy of such document certified by the public recording office within such 180 day period, an Officer's Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Owner due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Owner, and upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Owner. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an Officer's Certificate of the Servicer to be a true and complete copy of the original to the Owner.

                                   ARTICLE III

                         SERVICING OF THE MORTGAGE LOANS

                Section 3.01  Servicer to Service.

                From the date of origination of the related Mortgage Loans to the related Closing Date, the Servicer shall have serviced the related Mortgage Loans in accordance with Accepted Servicing Practices. From and after the related Closing Date, the Servicer, as an independent contractor, shall service and administer the Mortgage Loans pursuant to this Agreement and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

                Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that the Servicer shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and the Servicer has obtained the prior written consent of the Owner) the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. With respect to a Reconstitution Agreement, in the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 3.04, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Owner's reliance on the Servicer.

                Absent written consultation and approval by the Owner, as specified in this Section 3.01, the Servicer may take actions relative to the servicing and administration of the Mortgage Loans that are consistent with Accepted Servicing Practices.

                Section 3.02  Liquidation of Mortgage Loans.

                In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Owner, consistent with any related PMI Policy. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including extending the Mortgage Loan repayment date for a period of one year. In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct to their own affairs, including, without limitation, advancing funds for the payment of taxes and insurance premiums. During this period and in the administration of such defaulted Mortgage Loans, the Servicer shall be responsible for making all customary Servicing Advances.

                Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Servicer shall cause such inspection to occur. Inspections conducted upon the Owner's request shall be at the Owner's expense. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.

                After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Owner directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to
Section 3.05 hereof. In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 3.05 hereof.

                Section 3.03  Collection of Mortgage Loan Payments.

                Continuously from the related Closing Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and with respect to Escrow Mortgage Loans only, shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                Section 3.04  Establishment of and Deposits to Custodial
Account.

                The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Countrywide Home Loans, Inc., in trust for Centre Capital Group, Inc., owner of Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors" (provided, in the event that this Agreement is assigned to a third party, the Custodial Account(s) shall be reestablished in trust for such Assignee). The Custodial Account shall be established with a Qualified Depository acceptable to the Owner. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit C hereto. A copy of such letter agreement shall be furnished to the Owner and, upon request, to any subsequent owner of the Mortgage Loans.

                The Servicer shall deposit in the Custodial Account within 48 hours of receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Closing Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

                (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

                (ii) any amounts received from the Originator in connection with the repurchase of any Mortgage Loan;

                (iii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

                (iv)    all Liquidation Proceeds;

                (v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.12 (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.17), Section 3.13 and Section 3.17;

                (vi) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

                (vii) any amount required to be deposited in the Custodial Account pursuant to Sections 3.01, 3.10, 4.03, 5.01 or 5.02;

                (viii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

                (ix) any amounts required to be deposited by the Servicer pursuant to Section 3.13 in connection with the deductible clause in any blanket hazard insurance policy; and

                (x) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds.

                The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees which are payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.05. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, etc. shall accrue to the Servicer.

                Section 3.05  Permitted Withdrawals From Custodial Account.

                The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                (i) to make payments to the Owner in the amounts and in the manner provided for in Section 4.01;

                (ii) to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 4.03, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Owner;

                (iii) to reimburse itself for unreimbursed Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause
        (iii) with respect to any Mortgage Loan (a) being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan and (b) if, after the liquidation of such Mortgage Loan, such payments are insufficient to satisfy such unreimbursed Servicing Advances then the Servicer may seek reimbursement from other amounts in the Custodial Account, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Owner;

                (iv) to pay itself interest on funds deposited in the Custodial Account and to pay itself the Servicing Fee pursuant to
        Section 5.01 hereof;

                (v) to clear and terminate the Custodial Account upon the termination of this Agreement;

                (vi) to transfer funds to another Qualified Depository in accordance with Section 3.10 hereof;

                (vii)   to pay any amount required to be paid pursuant to
        Section 3.18 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

                (viii) to invest funds in certain Eligible Investments in accordance with Section 3.10 hereof; and

                (ix)    to withdraw funds deposited in error.

                In the event that the Custodial Account is interest bearing, on each Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 4.01, the Servicer is not obligated to remit on such Remittance Date. The Servicer may use such withdrawn funds only for the purposes described in this Section 3.05.

                Section 3.06  Establishment of and Deposits to Escrow Account.

                The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Countrywide Home Loans, Inc., in trust for Centre Capital Group, Inc., owner of Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors" (provided, in the event that this Agreement is assigned to a third party, the Escrow Account(s) shall be reestablished in trust for such Assignee). The Escrow Accounts shall be established with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section
3.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit D hereto. A copy of such letter agreement shall be furnished to the Owner and, upon request, to any subsequent owner of the Mortgage Loans.

                The Servicer shall deposit in the Escrow Account or Accounts within 48 hours of receipt, and retain therein:

                (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.07. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

                Section 3.07  Permitted Withdrawals From Escrow Account.

                Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

                (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

                (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 3.17;

                (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

                (viii)  to withdraw funds deposited in error.

                Section 3.08  Notification of Adjustments.

                With respect to each ARM Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Owner, at the Owner's expense, such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.

                Section 3.09  Completion and Recordation of Assignment of
Mortgage.

                To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the CCGI's expense at the direction of the Owner. At the Owner's direction and expense (provided that CCGI shall be responsible only for such expenses with respect to the first set of Assignments of Mortgages prepared and recorded after the related Closing Date), the Servicer shall cause the endorsements on the Mortgage Note, the Assignment of Mortgage, and the assignment of security agreement to be completed. Notwithstanding the transfer of rights pursuant to any Assignments of Mortgage, CCGI shall remain liable for the expenses associated with the preparation, endorsement and recordation with respect to the first set of Assignments of Mortgages prepared and recorded after the related Closing Date.

                Section 3.10  Protection of Accounts.

                The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Owner, which consent shall not be withheld unreasonably, provided, however, if the Owner does not respond within 30 days after receipt of request for consent, the Owner shall have been deemed to consent to such transfer.

                The Servicer shall bear any expenses, losses or damages sustained by the Owner because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

                Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository that maintains the Custodial Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Owner. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized.

                Section 3.11  Payment of Taxes, Insurance and Other Charges.

                With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills, shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments. With regard to Non-Escrow Mortgage Loans, the Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Mortgagor at the time they first became due and shall insure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgage is not left uninsured and shall make advances from its own funds to effect any such delinquent payments to avoid the lapse of insurance coverage on the Mortgaged Property or to avoid the imposition of a tax lien.

                Section 3.12  Maintenance of Hazard Insurance.

                The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated B:III or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and
(ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

                If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated B:III or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

                If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

                The Servicer shall cause to be maintained on each Mortgaged Property any additional insurance as may be required pursuant to applicable laws.

                In the event that any Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall, in accordance with Accepted Servicing Practices, provide notice of such to the Mortgagor.

                All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

                The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated B:III or better in Best's and are licensed to do business in the jurisdiction in which the

Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

                Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 3.17) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05.

                Section 3.13 Maintenance of Mortgage Blanket Insurance.

                The Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans. To the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.12 and otherwise complies with all other requirements of Section 3.12, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.12. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account or Escrow Account subject to withdrawal pursuant to Sections 3.05 or 3.16. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.12, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer's funds, without reimbursement therefor. Upon request of any Owner, the Servicer shall cause to be delivered to such Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Owner.

                Section 3.14 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

                The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.14 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers' & Servicers' Guide. Upon the request of any Owner, the Servicer shall cause to be delivered to such Owner a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Owner.

                Section 3.15  Inspections.

                The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 90 days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Servicer shall keep an electronic report of each such inspection.

                Section 3.16  Restoration of Mortgaged Property.

                The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims greater than $5000, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                (iii) the Servicer shall verify that the Mortgage Loan is not 60 or more days delinquent; and

                (iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

                With respect to claims of $5000 or less, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                (i) the related Mortgagor shall provide an affidavit verifying the completion of repairs and issuance of any required approvals with respect thereto;

                (ii) the Servicer shall verify the total amount of the claim with the applicable insurance company; and

                (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

                If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

                Section 3.17  Maintenance of PMI Policy; Claims.

                With respect to each Mortgage Loan with a LTV in excess of 80%, the Servicer shall, without any cost to the Owner, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 67% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 5.02, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

                In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.04, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.05.

                Section 3.18  Title, Management and Disposition of REO Property.

                In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer, or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

                The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

                The Servicer shall use its Best Efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one and a half years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Owner shall be entered into with respect to such purchase money mortgage.

                The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements which are a part of such property, or (b) unpaid principal balance of the related Mortgage Loan at the time it becomes an REO Property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, and on the Remittance Date immediately following the date on which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

                The Servicer shall advance funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.12 and the fees of any managing agent of the Servicer, or the Servicer itself, which advances shall be deemed "Servicing Advances" for the purposes hereunder. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Servicer shall make monthly distributions on each Remittance Date to the Owners of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this
Section 3.18 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

                Notwithstanding the foregoing, at any time and from time to time, the Owner may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 9.02.

                Section 3.19  Real Estate Owned Reports.

                Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Owner upon request an electronic statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Owner shall reasonably request.

                Section 3.20  Liquidation Reports.

                Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property.

                Section 3.21 Reports of Foreclosures and Abandonments of Mortgaged Property.

                Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

                Section 3.22  PMI Obligations.

                The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. If the Mortgagor fails to pay any PMI Policy premium, the Servicer shall be obligated to make such premium payments.

                                   ARTICLE IV

                                PAYMENTS TO OWNER

                Section 4.01  Remittances.

                On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.05), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 4.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

                With respect to any remittance received by the Owner after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

                Section 4.02  Statements to Owner.

                (a) Not later than the tenth calendar day of each month, the Servicer shall furnish to the Owner a monthly statement (a "Monthly Remittance Advice") containing such information in the form required by the Owner, or its designee, in hard copy or electronic medium mutually acceptable to the parties as to the accompanying remittance and the period ending on the preceding Determination Date.

                (b) In addition, such Monthly Remittance Advice shall track, on a monthly basis, the Mortgage Interest Rate and the delinquency status of the Mortgage Loans. A cumulative delinquency report shall be provided to the Owner upon the Owner's request.

                (c) Not more than 60 days after the end of each calendar year, commencing December 31, 2000, the Servicer shall furnish to each Person who was an Owner of the Mortgage Loans at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

                Beginning with calendar year 2001, the Servicer shall prepare and file any and all tax returns, information statements or other filings for the tax year 2000 and subsequent tax years required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

                Section 4.03  Monthly Advances by Servicer.

                On the Business Day immediately preceding each Remittance
Date, the Servicer shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 3.01. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan unless the Servicer deems such Monthly Advances to be unrecoverable, as evidenced by an Officer's Certificate of the Servicer delivered to the Owner.

                Section 4.04 Due Dates Other Than the First of the Month.

                Mortgage Loans having Due Dates other than the first day of a month, including Mortgage Loans permitting semi-annual amortization of principal, shall be accounted for as described in this Section 4.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on August 1 of said month. With respect to a Mortgage Note permitting semi-annual amortization of principal, the Servicer shall be required to remit monthly scheduled principal and interest based on a monthly amortization schedule. Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.

                                    ARTICLE V

                          GENERAL SERVICING PROCEDURES

                Section 5.01  Servicing Compensation.

                As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed.

                Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be entitled to retain late charges whether or not deposited to the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

                Section 5.02  Transfers of Mortgaged Property.

                The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note; provided that, if in the Servicer's prudent business judgment, it determines that an assumption of the Mortgage Loan is in the best interests of the Owner, it shall deliver notice of such determination to the Owner and may permit such assumption if approved by the Owner. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or the Owner's consent otherwise in accordance with the preceding sentence, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not be required to take such action if the Servicer, in its prudent business judgment, believes it is not in the best interests of the Owner and shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

                If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if the Owner approves such assumption pursuant to the preceding paragraph, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the Owner of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the Owner of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note; provided that no such substitutions should be permitted unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Owner that any such assumption or substitution agreement has been contemplated by forwarding to the Owner the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Owner to the related Mortgage File and which shall, for all purposes, be considered part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the Mortgage Interest Rate, the stated maturity or the outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any assumption fee collected by the Servicer for entering into an assumption agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

                Section 5.03  Right to Examine Servicer Records.

                The Owner shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                Section 5.04  Servicing Tape.

                Not later than the tenth calendar day of each month, the Servicer shall deliver or cause to be delivered to the Owner and the Owner's designee, a file in an electronic reporting format as shall be mutually agreed on by the Owner and Servicer, containing servicing information, including without limitation, those fields specified by the Owner from time to time and reasonably available to the Servicer, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder.

                Section 5.05 Satisfaction of Mortgages and Release of Mortgage Files.

                Upon the payment in full of any Mortgage Loan the Servicer shall notify the Owner in the Monthly Remittance Advice as provided in Section 4.02, and may request the release of any Mortgage Loan documents. Upon receipt of such request, the Custodian shall, within five (5) Business Days, release the related Mortgage File to the Servicer; provided, that the Servicer shall use its best efforts to obtain the release of the related Mortgage File from the Custodian. The Custodian shall indemnify the Servicer out of its own funds for any loss, liability or expense incurred by the Servicer as a direct result of the failure of the Custodian to release the related Mortgage File as provided in this paragraph.

                If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Owner. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 3.14 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

                Section 5.06 Annual Independent Public Accountants' Servicing Report.

                On or before July 31st of each year beginning July 31, 2000, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Owner stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to the exception and other qualifications that may be appropriate.

                On or before July 31st of each year beginning July 31, 2000, at the Owner's request, the Servicer, at the Owner's expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Owner to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article III and Article IV have been complied with, and that, on the basis of such examination, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

                                   ARTICLE VI

                           REPRESENTATIONS, WARRANTIES
                                 AND AGREEMENTS

                Section 6.01 Representations, Warranties and Agreements of the Servicer.

                The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Owner as of each Closing Date:

                (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

                (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

                (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

                (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Servicer is solvent;

                (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

                (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to each Closing Date;

                (g) Ability to Service. The Servicer is an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac;

                (h) Accuracy of Statements. The information contained in the Mortgage Loan Schedule and all information provided regarding delinquencies in the Mortgage Loans are true and correct in all material respects. Neither the Mortgage Loan Schedule nor the mortgage file nor any other document furnished by the Servicer in connection with this transaction contains any untrue statement of fact by the Servicer of its affiliates, or omits to state a fact, necessary to make the statements of the Servicer or its affiliates contained therein not materially misleading;

                (i) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Owner;

                (j) Tax Service Contracts. With respect to each Mortgage Loan, the Servicer has obtained a life of loan, transferable real estate Tax Service Contract with an Approved Tax Service Contract Provider, and to the extent this Agreement is terminated pursuant to Article IX hereof, such Tax Service Contract is assignable to the Owner or the Owner's designee.

                (k) Flood Certification Contracts. With respect to each Mortgage Loan, the Servicer has obtained a life of loan, transferable flood certification contract, and to the extent this Agreement is terminated pursuant to Article IX hereof, such flood certification contract is assignable to the Owner or the Owner's designee.

                Section 6.02 Remedies for Breach of Representations and Warranties of the Servicer.

                It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of each Closing Date and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Owner. Upon discovery by either the Servicer or the Owner of a Breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Owner (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

                Within 60 days of the earlier of either discovery by or notice to the Servicer of any Breach of a representation or warranty set forth in
Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Servicer shall, at the Owner's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer, subject to the approval of the Owner, which approval shall be in the Owner's sole discretion. Such assignment shall be made in accordance with Section 10.01.

                In addition, the Servicer shall indemnify the Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Servicer representations and warranties contained in this Agreement.

                Any cause of action against the Servicer relating to or arising out of the Breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such Breach by the Servicer or notice thereof by the Owner to the Servicer, (ii) failure by the Servicer to cure such Breach within the applicable cure period, and (iii) demand upon the Servicer by the Owner for compliance with this Agreement.

                Section 6.03  Representations and Warranties of the Owner.

                The Owner, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Servicer as of each Closing Date:

                (a) Due Organization and Authority. The Owner is a North Carolina corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted; the Owner has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Owner and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the

Owner; and all requisite corporate action has been taken by the Owner to make this Agreement valid and binding upon the Owner in accordance with its terms;

                (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Owner;

                (c) No Conflicts. Neither the execution and delivery of this Agreement, the conveyance of the servicing responsibilities to the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a Breach of any of the terms, conditions or provisions of the Owner's charter or by-laws or any legal restriction or any agreement or instrument to which the Owner is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject, or impair the value of the servicing contract consummated hereby;

                (d) Ability to Perform. The Owner does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Owner which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Owner, or in any material impairment of the right or ability of the Owner to carry on its business substantially as now conducted, or in any material liability on the part of the Owner, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Owner contemplated herein, or which would be likely to impair materially the ability of the Owner to perform under the terms of this Agreement;

                (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Owner of or compliance by the Owner with this Agreement, or if required, such approval has been obtained prior to each Closing Date;

                (g) Ownership. The Owner is the sole owner and holder of the Mortgage Loans. The servicing responsibilities contracted for as of the relevant Closing Date have not been assigned or pledged, and the Owner has good and marketable interest therein, has full right to transfer the servicing responsibilities to the Servicer free and clear of any encumbrance, equity, interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest of, or agreement with, any other party (other than any notice required by law, regulation or otherwise, to be delivered to the Mortgagors) to assign the servicing responsibilities pursuant to this Agreement; and

                (h) No Commissions to Third Parties. The Owner has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Servicer.

                Section 6.04 Remedies for Breach of Representations and Warranties of the Owner.

                It is understood and agreed that the representations and warranties set forth in Section 6.03 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Dates and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Servicer. Upon discovery by either the Servicer or the Owner of a Breach of any of the foregoing representations and warranties which materially and adversely affects the value of the servicing contract established herein or the interest of the Servicer, the party discovering such Breach shall give prompt written notice to the other.

                Within 60 days of the earlier of either discovery by or notice to the Owner of any Breach of a representation or warranty set forth in Section
6.03 which materially and adversely affects the value of the servicing contract, the Owner shall use its Best Efforts promptly to cure such Breach in all material respects.

                The Owner shall indemnify the Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses, including, without limitation, any reasonable legal fees and related expenses incurred by the Owner in connection with enforcing this indemnity, resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Owner representations and warranties contained in this Agreement. It is understood and agreed that the obligation of the Owner to indemnify the Servicer pursuant to this Section 6.04 constitutes the sole remedy of the Servicer respecting a Breach of the foregoing representation and warranties.

                Any cause of action against the Owner relating to or arising out of the Breach of any representations and warranties made in Section 6.03 shall accrue upon (i) discovery of such Breach by the Owner or notice thereof by the Servicer to the Owner, (ii) failure by the Owner to cure such Breach within the applicable cure period, and (iii) demand upon the Owner by the Servicer for compliance with this Agreement.

                                   ARTICLE VII

                   WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

                Section 7.01 Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Pass-Through Transfer or a Whole Loan Transfer on One or More Reconstitution Dates.

                (a) The Owner and the Servicer agree that with respect to some or all of the Mortgage Loans, from time to time the Owner shall:

                1.      Effect a Whole Loan Transfer, and/or

                2.      Effect a Pass-Through Transfer,

                in each case retaining the Servicer as the servicer thereof, or as applicable the "seller/servicer". On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement.

                (b) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Owner, the Servicer agrees to cooperate fully with the Owner, the Owner's designee, any prospective purchaser, or any rating agency with respect to all reasonable requests and due diligence procedures and to use its Best Efforts to facilitate such Whole Loan Transfer or Pass-Through Transfer, as the case may be.

                (c) The Servicer acknowledges that with respect to some or all of the Mortgage Loans, the Owner intends to effect one or more Whole Loan Transfers and/or one or more Pass-Through Transfers. With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Owner, the Servicer agrees:

                (i) to negotiate and to execute all agreements executed in connection with such Whole Loan Transfer or Pass-Through Transfer that govern the servicing and administration of the Mortgage Loans (and any agreements and other documents incidental thereto) as the Owner shall reasonably request, provided that the servicing provisions contained therein shall be substantially similar to those contained in this Agreement and shall not contain any obligations materially more onerous than those contained herein that increase the expenses or obligations of the Servicer, unless otherwise mutually agreed by the parties (provided, that each of the Servicer and the Owner is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided herein), which governing documents, in the case of a Pass-Through Transfer, shall contain provisions customarily included in publicly issued or privately placed rated secondary mortgage market transactions;

                (ii) to cooperate fully with the Owner and any prospective purchaser, at the Owner's expense, with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Owner shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information contained in the Mortgage Loan Schedule including any diskette or other related data tapes provided as reasonably requested by such purchasers;

                (iii) to negotiate and execute one or more master servicing agreements between the Servicer and any third party servicer which is servicing loans on behalf of the Owner providing for such third party servicer to master service such Mortgage Loans on behalf of the Owner;

                (iv) to negotiate and execute one or more subservicing agreements between the Servicer and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market designated by the Owner in its sole discretion after consultation with the Servicer and/or one or more custodial and servicing agreements among the Owner or an affiliate of the Owner, the Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Owner in its sole discretion after consultation with the Servicer, in either case for the purpose of pooling the Mortgage Loans with other mortgage loans for resale or securitization;

                (v) in connection with a Pass-Through Transfer, a Whole Loan Transfer, or any securitization of any Mortgage Loans, to negotiate and execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Owner's direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and payment of compensating interest with respect to prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing representations and warranties which in form and substance conform to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans, and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Owner and one or more nationally recognized rating agencies for "AAA" rated mortgage pass-through transactions which are "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed;

                (vi) to deliver to the Owner and to any Person designated by the Owner (a) for inclusion in any prospectus or other offering material such publicly available information regarding the Servicer, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Owner,
        (b) any similar non-public, unaudited financial information (which the Owner may, at its option and at its cost, have audited by certified public accountants) and such other information as is reasonably requested by the Owner and which the Servicer is capable of providing without unreasonable effort or expense, and to indemnify the Owner and its affiliates for material misstatements contained in such information, and (c) such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Servicer pursuant to clause
        (a) above as shall be reasonably requested by the Owner; and

                (vii) to deliver to the Owner, and to any Person designated by the Owner, such legal documents and opinions of counsel (which may be in-house opinions of counsel) in a form reasonably acceptable to the Owner as are customarily delivered and reasonably determined by the Owner to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Owner.

                (d) The Servicer shall provide to the Owner or issuer, as the case may be, and any other participants in such Whole Loan Transfer or Pass-Through Transfer, any and all information with respect to itself, its servicing portfolio or the Mortgage Loans and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner or any such other participant shall request upon reasonable demand.

                (e) In the event the Owner has elected to have the Servicer hold record title to the Mortgages, prior to a Reconstitution Date the Owner or its designee shall prepare an Assignment of Mortgage in blank from the Owner, acceptable to the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a Whole Loan Transfer or Pass-Through Transfer and shall pay all preparation and recording costs associated therewith. The Servicer shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee or such third party, as the case may be, upon the Servicer's receipt thereof. Additionally, the Servicer shall prepare and execute, at the direction and expense of the Owner, any note endorsements in connection with any and all Reconstitution Agreements; provided that CCGI shall be responsible for the expenses with respect to the initial endorsements.

                (f) All Mortgage Loans not sold or transferred pursuant to a Pass-Through Transfer or Whole Loan Transfer and any and all Mortgage Loans repurchased by the Owner pursuant to Section 7.02 below with respect to a Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                Section 7.02  Owner's Repurchase and Indemnification
Obligations.

                Upon receipt by the Servicer of notice from the trustee of a Breach of any Owner representation or warranty contained in any Reconstitution Agreement or a request by the trustee for the repurchase of any Mortgage Loan transferred to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer, the Servicer shall promptly notify the Owner of same and shall, at the direction of the Owner, use its Best Efforts to cure and correct any such Breach and to satisfy the requests or concerns of the trustee or the third party purchaser related to such deficiencies of the related Mortgage Loans transferred to the trustee or other such third party purchaser.

                The Owner shall repurchase from the Servicer any Mortgage Loan transferred to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer with respect to which the Servicer has been required by the trustee or such third party purchaser to repurchase due to a Breach of a representation or warranty made by the Owner with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to the trustee or any third party purchaser in any Reconstitution Agreement and not due to a breach of the Servicer's obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Owner to the Servicer shall equal that repurchase price paid by the Servicer to the third party purchaser plus all reasonable costs and expenses borne by the Servicer in connection with the cure of said Breach of a representation or warranty made by the Owner and in connection with the repurchase of such Mortgage Loan from the trustee or the third party purchaser, including, but not limited to, reasonable and necessary attorneys' fees.

                At the time of repurchase, the Custodian and the Servicer shall arrange for the reassignment of the repurchased Mortgage Loan to the Owner according to the Owner's instructions and the delivery to the Custodian of any documents held by the trustee or other relevant third party purchaser with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Servicer shall, simultaneously with such reassignment, give written notice to the Owner that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Servicer and the Owner shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such repurchase.

                Section 7.03  Indemnification; Third Party Claims.

                The Servicer shall indemnify the Owner and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01. The Servicer immediately shall notify the Owner if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie Mac, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with such claim. The Owner promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

                The Owner shall indemnify the Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer may sustain in any way related to the failure of the Owner to perform its duties in compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01.

                                  ARTICLE VIII

                                  THE SERVICER

                Section 8.01  Merger or Consolidation of the Servicer.

                The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

                Section 8.02  Limitation on Liability of the Servicer and
Others.

                Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action.

                Section 8.03  Limitation on Resignation and Assignment by
Servicer.

                The Owner has entered into this Agreement with the Servicer and subsequent Owners will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Owner, which consent shall be granted or withheld in the reasonable discretion of the Owner.

                The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in
Section 10.01.

                Without in any way limiting the generality of this Section
8.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in
Section 9.01 without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                                   ARTICLE IX

                                   TERMINATION

                Section 9.01  Termination for Cause.

                This Agreement shall be terminable at the sole option of the Owner, if any of the following events of default exist on the part of the
Servicer:

                (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                (iii) failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located; or

                (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

                (vii) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac servicer; or

                (viii) the Servicer fails to maintain a minimum net worth of $25,000,000; or

                (ix) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself) in violation of
Section 8.03.

                In each and every such case, so long as an event of default shall not have been remedied, in addition to whatsoever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

                Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Owner. Upon written request from the Owner, the Servicer shall prepare, execute and deliver to the successor entity designated by the Owner any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                By a written notice, the Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                Section 9.02  Termination Without Cause.

                This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Owner (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer and the Owner in writing or (iii) at the sole option of the Owner, without cause, upon 30 days written notice. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail to the address set forth at the beginning of this Agreement. The Owner and the Servicer shall comply with the termination procedures set forth in Sections 10.01 and 10.03 hereof and the procedures set forth below, provided that, in the event the Owner terminates this Agreement without cause in accordance with subclause (iii) above, the Owner shall pay the Servicer a termination fee equal to (A) with respect to fixed rate Mortgage Loans, 1.875% of the aggregate unpaid principal balance of the fixed rate Mortgage Loans as of such termination date and (B) with respect to ARM Mortgage Loans, 1.50% of the aggregate unpaid principal balance of the ARM Mortgage Loans as of such termination date.

                In connection with any such termination referred to in clause
(ii) or (iii) above, the Owner will be responsible for reimbursing the Servicer for all unreimbursed out-of-pocket Servicing Advances within 15 Business Days following the date of termination and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing.

                Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 90 days or more (a "Delinquent Mortgage Loan") or (ii) a Mortgage Loan becomes an REO Property, the Owner may at its election terminate this Agreement (a) with respect to such Delinquent Mortgage Loan or (b) REO Property, in each case, upon 15 days' written notice to the Servicer. In the event of such election, the Owner shall reimburse the Servicer for all unreimbursed out-of-pocket Servicing Advances and Monthly Advances on the date of termination and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing, including, but not limited to, costs associated with the transfer of the related files to the Owner's designee.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                Section 10.01 Successor to the Servicer.

                Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 6.02, 7.03, 8.03, 9.01 or 9.02, the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 8.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement without the consent of the Owner. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 10.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections
6.01 and the remedies available to the Owner under Section 6.02 and 7.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and
7.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                Within 30 days of the appointment of a successor entity by the Owner, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage, at the discretion of the Owner and, at the Owner's sole expense. The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.03, 9.01 or 9.02 shall not affect any claims that the Owner may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Owner of such appointment in accordance with the procedures set forth in Section 10.07.

                Section 10.02 Closing.

                Each closing for the engagement of the Servicer to perform the servicing responsibilities respecting Mortgage Loans shall take place on the related Closing Date. At the Owner's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

                Each closing shall be subject to each of the following conditions:

                (a) all of the representations and warranties of the Servicer and the Owner under this Agreement shall be true and correct as of each Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                (b) the Owner and Servicer each shall have received, or the Owner's attorneys shall have received in escrow, (i) with respect to the first Closing Date, all Closing Documents as specified in Section 10.03(a) hereof, and
(ii) with respect to all subsequent Closing Dates, the Closing Documents specified in Section 10.03(b) hereof, in such forms as are agreed upon and acceptable to the Servicer and the Owner, duly executed by all signatories other than the Owner as required pursuant to the respective terms thereof; and

                (c) all other terms and conditions of this Agreement shall have been complied with and no default or Event of Default under this Agreement shall have occurred and be continuing for a period of 30 days or more prior to the related Closing Date.

                Section 10.03 Closing Documents.

                The Closing Documents shall consist of fully executed originals of the following documents:

                (a)     with respect to the initial Closing Date,

                    (i)    this Agreement;

                    (ii) the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A, and with respect to subsequent Closing Dates, a Mortgage Loan Schedule reflecting the additional Mortgage Loans to be serviced by the Servicer and a cumulative Mortgage Loan Schedule, reflecting all Mortgage Loans being serviced by the Servicer from the initial Closing Date up to, and including, the related subsequent Closing Date;

                    (iii) an Acknowledgment Agreement in the form of Exhibit B hereto;

                    (iv)   an Assignment and Assumption Agreement in the form of
            Exhibit I hereto;

                    (v) an Assignment and Assumption Agreement in the form of Exhibit J hereto;

                    (vi) a Custodial Account Letter Agreement in the form of Exhibit C hereto;

                    (vii) an Escrow Account Letter Agreement in the form of Exhibit D hereto;

                    (viii) an Officer's Certificate of the Servicer, in the form of Exhibit E-1 hereto, including all attachments thereto, and with respect to subsequent Closing Dates, an Officer's Certificate in the form of Exhibit E-2 hereto, including all attachments thereto; and

                    (ix) an Opinion of Counsel of the Servicer in the form of Exhibit G hereto.

                (b)     with respect to each subsequent Closing Date,

                    (i) an Acknowledgment Agreement in the form of Exhibit B hereto;

                    (ii)   an Assignment and Assumption Agreement in the form of
            Exhibit I hereto; and

                    (iii) an Assignment and Assumption Agreement in the form of Exhibit J hereto;

                Section 10.04 Appointment and Designation of Master
Servicer.

                The Servicer hereby appoints and designates Aurora Loan Services, Inc. as its master servicer (the "Master Servicer") for the Mortgage Loans subject to this Agreement. The Servicer is hereby authorized and instructed to take any and all instructions with respect to servicing the Mortgage Loans hereunder as if the Master Servicer were the Owner hereunder. The authorization and instruction set forth herein shall remain in effect until such time as the Servicer shall receive written instruction from the Owner that such authorization and instruction is terminated.

                Section 10.05 Costs.

                The Owner shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. After the initial Assignments of Mortgage have been prepared and recorded, the Owner shall pay the costs associated with the preparation, endorsement, delivery and recording of Assignments of Mortgages.

                Section 10.06 Protection of Confidential Information.

                The Servicer shall keep confidential and shall not divulge to any party, without the Owner's prior written consent, the purchase price paid by the Owner for the Mortgage Loans and any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

                Section 10.07 Notices.

                All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

                (i)     if to the Owner:

                        Centre Capital Group, Inc.
                        200 Pringle Avenue
                        Suite 500
                        Walnut Creek, CA 9459
                        Attention: Peter Hills

                (ii)    if to the Servicer:

                        Countrywide Home Loans, Inc.
                        4500 Park Granada
                        Calabasas, CA 92302
                        Attention: Celia Coulter, Senior Vice President_________

                Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

                Section 10.08 Severability Clause.

                Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

                Section 10.09 No Personal Solicitation.

                From and after each related Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its affiliates which (i) concern optional insurance products or other additional projects or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 10.09 nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

                Section 10.10 Counterparts.

                This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                Section 10.11 Place of Delivery and Governing Law.

                This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Owner in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

                Section 10.12 Further Agreements.

                The Owner and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Section 10.13 Intention of the Parties.

                It is the intention of the parties that the Owner is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Owner remains the sole and absolute owner of the Mortgage Loans and all rights related thereto.

                Section 10.14 Successors and Assigns; Assignment of Agreement.

                This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer and the Owner and the respective successors and assigns of the Servicer and the Owner. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party without the prior written consent of the Owner, which consent shall be given at the sole discretion of the Owner.

                Section 10.15 Waivers.

                No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                Section 10.16 Exhibits.

                The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                Section 10.17 General Interpretive Principles.

                For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                (f) the term "include" or "including" shall mean by reason of enumeration.

                Section 10.18 Reproduction of Documents.

                This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                            CENTRE CAPITAL GROUP, INC.
                                                      (Owner)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            COUNTRYWIDE HOME LOANS, INC.
                                                         (Servicer)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                             [Intentionally Omitted]

                                    EXHIBIT B

                            ACKNOWLEDGMENT AGREEMENT

                On this ____ day of ____________, 200_, Centre Capital Group, Inc., (the "Owner") as the Owner under that certain Master Servicing Agreement dated as of March 17, 2000, (the "Agreement"), does hereby contract with the Countrywide Home Loans, Inc., (the "Servicer") as Servicer under the Agreement, to carry out the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto. The Servicer hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Servicer by the Owner in accordance with the terms of the Agreement.

                With respect to the Mortgage Loans made subject to the Agreement hereby, the Closing Date shall be _______________.

                All other terms and conditions of this transaction shall be governed by the Agreement.

                Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                     Exh B-1-

                This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            OWNER:
                                            CENTRE CAPITAL GROUP, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            SERVICER:
                                            COUNTRYWIDE HOME LOANS, INC

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                     Exh B-2

                                    EXHIBIT C

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                         _________________, 200_

To: _________________________________

    _________________________________

    _________________________________
    (the "Depository")

                As Servicer under the Master Servicing Agreement, dated as of March 17, 2000, Fixed and Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.04 of the Agreement, to be designated as "Countrywide Home Loans, Inc., in trust for Centre Capital Group, Inc., owner of Fixed and Adjustable Rate Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                            COUNTRYWIDE HOME LOANS, INC.
                                            Servicer

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                            Date:
                                                  ------------------------------

                                     Exh C-1-

                The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                            ------------------------------------
                                                Depository

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                            Date:
                                                  ------------------------------

                                     Exh C-2

                                    EXHIBIT D

                         ESCROW ACCOUNT LETTER AGREEMENT


                                                        __________________, 200_

To: _________________________________

    _________________________________

    _________________________________
    (the "Depository")

As Servicer under the Master Servicing Agreement, dated as of _______________, 2000, Fixed and Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.06 of the Agreement, to be designated as "Countrywide Home Loans, Inc., in trust for the Centre Capital Group, Inc., owner of Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                            COUNTRYWIDE HOME LOANS, INC.
                                            Servicer

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                            Date:
                                                  ------------------------------

                                    Exh D-1-

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                            ------------------------------------
                                                         Depository

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                            Date:
                                                  ------------------------------

                                     Exh D-2

                                   EXHIBIT E-1

                        SERVICER'S OFFICER'S CERTIFICATE

                I, ____________________, hereby certify that I am the duly elected [Vice] President of Countrywide Home Loans, Inc., a corporation organized under the laws of the State of _______, (the "Company") and further as follows:

        1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

        2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

        3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

        4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Master Servicing Agreement, dated as of March 17, 2000 (the "Agreement"), by and between the Company and Centre Capital Group, Inc., (the "Owner"), and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver rescission or modification.

        5. To the best of my knowledge, either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

        6. To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

        7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material

                                    Exh E-2-1-
liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

        8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreement and any other document delivered prior hereto or on the date hereof in connection with the Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

        9. The Company is duly authorized to engage in the transactions described and contemplated in the Agreement.

                                    Exh E-1-2

                IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:                                      By:
      -------------------------                ---------------------------------
                                            Name:
                                                 -------------------------------
[Seal]                                      Title: [Vice] President


                I, ________________________, an [Assistant] Secretary of
_____________________, hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

                IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:                                      By:
      -------------------------                ---------------------------------
                                            Name:
                                                 -------------------------------
[Seal]                                      Title: [Vice] President


                                    Exh E-1-3

                            EXHIBIT 5 to
                            Company's Officer's Certificate

                Name        Title            Signature
                ----        -----            ---------

                                             -------------------

                                             -------------------

                                             -------------------

                                             -------------------

                                             -------------------

                                             -------------------

                                    Exh E-1-4

                                   EXHIBIT E-2

                        SERVICER'S OFFICER'S CERTIFICATE

                I, ____________________, hereby certify that I am the duly elected [Vice] President of Countrywide Home Loans, Inc. a corporation organized under the laws of the State of _________, (the "Company") and further as follows:

        1. The charter of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________ is in full force and effect on the date hereof and has been in effect without amendment, waiver, rescission or modification since ______________.

        2. The bylaws of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________ are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ___________________.

        3. Since the last date of issuance of a certificate of good standing of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________, no event has occurred since the date thereof which would impair such standing.

        4. The resolutions of the Board of Directors of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________ are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ______________.

        5. To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Master Servicing Agreement dated as of ________ __, 200_, by and between Centre Capital Group, Inc. and the Company, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

        6. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets or the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

                                   Exh E-2-1-

        7. The Company is not currently in material breach of any representation or warranty, or in material default under any provision of the Agreement.

        8. The Company is duly authorized to engage in the transactions described and contemplated in the Agreement.

                                    Exh E-2-2

                IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:                                      By:
      -------------------------                ---------------------------------
                                            Name:
                                                 -------------------------------
      [Seal]                                Title: [Vice] President

                I, ________________________, an [Assistant] Secretary of
_____________________, hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

                IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:                                      By:
      -------------------------                ---------------------------------
                                            Name:
                                                 -------------------------------
      [Seal]                                Title: [Vice] President

                                    Exh E-2-3

                                    EXHIBIT F

                               CUSTODIAL AGREEMENT

                             [Intentionally Omitted]

                                     Exh F-1

                                    EXHIBIT G

                   FORM OF OPINION OF COUNSEL TO THE SERVICER

                                             (date)

Centre Capital Group, Inc.
[ADDRESS]

Dear Sirs:

                You have requested [our] [my] opinion, as [Assistant] General Counsel to Countrywide Home Loans, Inc. (the "Company"), with respect to certain matters in connection with the servicing by the Company of the Mortgage Loans pursuant to that certain Master Servicing Agreement, Fixed and Adjustable Rate Mortgage Loans, by and between the Company and Centre Capital Group, Inc. (the "Owner"), dated as of March 17, 2000, (the "Master Servicing Agreement") being executed contemporaneously with an Assignment and Assumption Agreement by and between the Company and the Owner (the "Assignment and Assumption Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Master Servicing Agreement.

                [We] [I] have examined the following documents:

                1.      the Master Servicing Agreement;

                2.      the Assignment and Assumption Agreement; and

                3. such other documents, records and papers as [we] [I] have deemed necessary and relevant as a basis for this opinion.

                To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Master Servicing Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

                Based upon the foregoing, it is [our] [my] opinion that:

                                     Exh G-1

        1. The Company is a duly organized, validly existing corporation in good standing under the laws of the state of ______________ and is qualified to service and administer the Mortgage Loans in the states where the Mortgaged Properties are located.

        2. The Company has the power to engage in the transactions contemplated by the Master Servicing Agreement and all requisite power, authority and legal right to execute and deliver the Master Servicing Agreement and the Assignment and Assumption Agreement, and to perform and observe the terms and conditions of such instruments.

        3. Each of the Master Servicing Agreement and the Assignment and Assumption Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

        4. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Master Servicing Agreement or the Assignment and Assumption Agreement, or the servicing of the Mortgage Loans or the consummation of the transactions contemplated by the Master Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

        5. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Master Servicing Agreement or the Assignment and Assumption Agreement conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

        6. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Master Servicing Agreement, the Assignment and Assumption Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Assignment and Assumption Agreement or the Master Servicing Agreement.

                This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the Owner or Owners to which you resell the Mortgage Loans

                                     Exh G-2
may rely on this opinion as if it were addressed to them as of its date, provided that the Company remains the Servicer of the Mortgage Loans under the Master Servicing Agreement.

                                            Very truly yours,



                                            ------------------------------------
                                                      Name
                                            [Assistant] General Counsel

                                     Exh G-3

                                    EXHIBIT H

                             [Intentionally Omitted]

                                    EXHIBIT I

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                ASSIGNMENT AND ASSUMPTION, dated as of ____________ between Lehman Capital, A Division of Lehman Brothers Holdings Inc. having an office at 3 World Financial Center, New York, New York 10285 ("Assignor") and Countrywide Home Loans, Inc., having an office at ______________________ ("Assignee"):

                For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

        1. The Assignor hereby grants, transfers and assigns to Assignee, all of the right, title and interest of Assignor, as "Servicer", with respect to the mortgage loans identified on Exhibit A (the "Mortgage Loans"), under that certain Custodial Agreement, dated as of March 1, 1996 (the "Agreement"), by and between Assignor as owner and servicer, and Norwest Bank of Minnesota, N.A. (the "Custodian").

                The Assignor specifically reserves any and all right, title and interest and all obligations of the Assignor with respect to any mortgage loans subject to the Agreement which are not the Mortgage Loans set forth on Exhibit A hereto and are not the subject of this Assignment and Assumption Agreement.

        2. The Assignor warrants and represents to, and covenants with, the Assignee that with respect to the Mortgage Loans:

                a. The Assignor is assigning its interest as Servicer under the Agreement for the sole purpose of permitting the Assignee as Servicer of the Mortgage Loans, to act as Servicer under the Agreement; and

                b. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under the Agreement.

        3. The Assignee warrants and represents to, and covenants with, the Assignor and the Custodian pursuant to the Agreement that the Assignee agrees to be bound, as Servicer, by all of the terms, covenants and conditions of the Agreement and from and after the date hereof, the Assignee assumes for the benefit of the Assignor all of the Assignor's obligations as Servicer thereunder.

                IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

COUNTRYWIDE HOME LOANS, INC.                LEHMAN CAPITAL, A DIVISION OF
                                            LEHMAN BROTHERS HOLDINGS INC.
                                            Assignor
Assignee

By:                                         By
   -----------------------------              ----------------------------------

Its:                                        Its:
    ----------------------------                --------------------------------

                                     Exh G-2

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                             [Intentionally Omitted]

                                     Exh G-3

                                    EXHIBIT J

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                ASSIGNMENT AND ASSUMPTION AGREEMENT, dated __________ __, 200_, between __________________________________, a ___________________ corporation
("Assignor") and ________________________________, a __________________
corporation ("Assignee"):

                For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

        1. The Assignor hereby grants, transfers and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans identified on Exhibit A (the "Mortgage Loans") under that certain Master Servicing Agreement, Conventional Residential Fixed and Adjustable Rate Mortgage Loans, (the "Master Servicing Agreement"), dated as of March 17, 2000, by and between Centre Capital Group, Inc. (the "Purchaser"), and Countrywide Home Loans, Inc., (the "Servicer").

                        The Assignor specifically reserves any and all right,
                title and interest and all obligations of the Assignor with respect to any mortgage loans subject to the Agreement which are not the Mortgage Loans set forth on Exhibit A hereto and are not the subject of this Assignment and Assumption Agreement.

        2. The Assignor warrants and represents to, and covenants with, the Assignee that:

                a. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Servicer with respect to the Master Servicing Agreement or the Mortgage Loans;

                b. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Master Servicing Agreement, including without limitation, the transfer of the servicing obligations under the Master Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Master Servicing Agreement; and

        3. That Assignee warrants and represents to, and covenants with, the Assignor and the Servicer pursuant to the Master Servicing Agreement that the Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Master Servicing Agreement and from and after the date hereof, the Assignee assumes for the benefit of each of the Servicer and the Assignor all of the Assignor's obligations as Purchaser thereunder;

                IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.


----------------------------------          ------------------------------------
Assignor                                    Assignee

By:                                         By:
   -------------------------------             ---------------------------------

Its:                                        Its:
    ------------------------------              --------------------------------

Taxpayer                                    Taxpayer
Identification No.                          Identification No.
                  ----------------                            ------------------

                                     Exh G-2

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                             [Intentionally Omitted]

                                     Exh G-3